UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 21, 2018

OWC PHARMACEUTICAL RESEARCH CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

2 Ben Gurion Street, Ramat Gan, Israel	5257334
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: +972-72-260-8004

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of the Registrant’s preparation for its Phase II efficacy study (the “Psoriasis Study”) of its cannabinoid-based ointment for the treatment of skin diseases, the Registrant appointed Professor Yuval Ramot as a consultant. Professor Ramot is the Head of the Psoriasis Clinic at Hadassah – Hebrew University Medical Center in Jerusalem, Israel (“Hadassah”) and specializes in Dermatology and Venereology. Professor Ramot holds an MD and an MSc degree in Biochemistry from the Hebrew University of Jerusalem, Israel. Following his medical training, he specialized in hair research in the Department of Dermatology at Lübeck University, Germany. In March 2016, he joined the Department of Dermatology at Hadassah and the Center for Genetic Diseases of the Skin and Hair, where he focuses on research of genetic skin and hair diseases and toxicology of the skin. His main clinical interest is in inflammatory diseases of the skin. He is the director of the psoriasis and hidradenitis suppurativa clinics at Hadassah. He is the recipient of the Minerva Post-doctoral Fellowship and the Young Dermatologist International Achievement Award. He has also co-authored 10 chapters in books and more than 135 articles in peer-reviewed journals.

On August 20, 2018, Ms. Hannah Feuer, a member of the Registrant’s board of directors and Chairperson of the Registrant’s audit committee, resigned as director and Chairperson of the audit committee, effective immediately. Ms. Feuer stated she was resigning all board of directors and committee memberships on which she currently serves as a condition of acceptance related to her expected appointment to a banking corporation. Ms. Feuer’s resignation is not the result of any disagreement with the policies, practices or procedures of the Registrant. Ms. Feuer’s letter of resignation is attached hereto as Exhibit 17.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
17.1	Letter of Resignation from Ms. Hannah Feuer to the Board of Directors of OWC Pharmaceutical Research Corp., dated August 17, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWC Pharmaceutical Research Corp.

By:	/s/ Mordechai Bignitz
Name:	Mordechai Bignitz
Title:	Chief Executive Officer

Date: August 21, 2018